Pitney Bowes Inc.

Matthew S. Kissner
Group President &
Chief Venture Officer

Information Based Solutions (IBS)

- ***Integral*** financing and payments businesses
- ***Parallel "runway"*** of growth opportunities closely linked to PBI core
- ***High quality portfolio***, prudently managed

Value Added by IBS

Helping to Manage PBI Relationships With Customers

- Customer Acquisition
  - Costs - - aligned with benefits
  - Small business - - affordability
  - Large business, government - - budgetary
- Customer Retention
  - Frequent contact
  - Intertwining relationships

Value Added by IBS

Helping to Manage PBI Relationships With Customers

- Cross-Sell and Trade Up
  - Facilitate additional purchases
  - Manage technology migration
  - Leverage billing and credit vehicle for add-on services

Value Added

2X Revenue Uplift



Postal Payment Services
2.5
2
1.5
1
0.5
0
Revenue Factor (x)
Sales of Equipment and Related Services
1x
.2x
.8x
1x
Financing and Fee Income
Sales of Equipment and Related Services
.2x
.8x
1.3x
Financing and Fee Income
Upgraded Equipment and Related Services
9 Years
First 4 Years
Next 4 Years

Growth

Primary Opportunities

- Continental Europe
- New Paradigm for Postal Services
- Permit Mail and Shipping
- Postal and Enterprise Financing

Growth - Europe

Driving Lease-to-Sale Ratios (LSRs) to U.S. levels will help grow revenue and improve customer retention



25%
50%
75%
100%
GMS
DMT
PBMS
Negligible
U.S. & Canada
Europe

Growth - Europe

Revenue and profit upsides exist outside the U.S.



% of Customers with Accounts
75
30
U.S.
U.K.
Purchase Power
Reserve Account



Average Annual Revenue per Customer
$200
$110
U.S.
U.K.

Purchase Power only; excludes reset fees

Growth-Postal Services

From Equipment Financing to Value-Added Services

1992	1997	2002+
Product Leasing	Product Leasing	Hardware & Software Leasing
	+	+
	Postage Financing	Postage Financing
		+
		Usage-Based Services
		+
		Information-Based Services

Growth - Payments

Adjacent Payment Streams – Permit Mail and Shipping



2001
Carrier
Revenues
in U.S.
($ Billions)
$21B
$26B
$40B
40%
($8.3B)
22%
($4.7B)
PBI
Customer
Opportunity
PBI Postal
Payments
PBI
Customer
Usage
39%
($10B)
PBI
Customer
Usage 30%
($15B)
PBI
Revenue
Sources
Metered Mail
(Current Focus)
Permit Mail
Parcel Shipping

Growth – Postal and Enterprise Financing

- ***Posts around the world*** - - financing for mission-critical technology investments
- ***Large enterprises*** - - financing for large-scale billing and CRM-related application solutions (automated document factories)

Portfolio Quality

- Management Process and Oversight
- History and Experience
- Talent

Portfolio Quality


5%
4%
3%
2%
1%
0%
1999
2000
2001
2002F
Delinquency Rates
Write-Offs/Assets

Summary

Information Based Solutions

- ***Growing value of*** financial and payment solutions for core business
- ***Promising landscape*** of growth opportunities closely linked to PBI core
- ***Superior portfolio*** management and controls